UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 10, 2011

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. ("IFF" or the "Company") dated May 10, 2011 reporting IFF's financial results for the quarter ended March 31, 2011.

An audio webcast to discuss the Company's first quarter 2011 financial results, and second quarter and full year 2011 outlook will be held today, May 10, 2011, at 10:00 a.m. EDT.  Interested parties can access the webcast and accompanying slide presentation on the Company's website at www.iff.com under the Investor Relations section.  For those unable to listen to the live broadcast, a replay will be available on the Company's website approximately one hour after the event and will remain available on the IFF website for one year.

Non-GAAP financial measures: To supplement the Company's financial results presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company uses, and has also included in the attached press release or as part of its webcast, certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures, as disclosed by the Company, may also be calculated differently from similar measures disclosed by other companies. To ease the use and understanding of our supplemental non-GAAP financial measures, the Company includes a reconciliation to the most directly comparable GAAP financial measure in the attached press release.

For example, the Company discloses, and management internally monitors, the sales performance of international operations on a basis that eliminates the positive or negative effects that result from translating foreign currency sales into U.S. dollars. Management uses this local currency measure because management believes that this measure enhances the assessment of the sales performance of the Company’s international operations and the comparability between reporting periods.

The Company also uses certain non-GAAP financial operating measures that exclude restructuring charges related to the European Fragrance facilities. Management uses, and will use, these non-GAAP financial measures in evaluating actual performance for the reporting period in relation to historical performance, both for the Company alone and against other companies, as well as in assessing management’s own performance.  The Company also calculates EBITDA amounts (earnings before interest, taxes, depreciation and amortization) as an additional indicator of its financial performance and as a benchmark versus certain debt covenants.  The Company discloses free cash flow because the Company believes it is a measurement of cash flow that may be available for investing and financing activities. We define free cash flow as net cash provided from operations less capital expenditures and cash dividends.  The Company also discloses, from time to time, non-GAAP effective tax rates, which exclude the effect of the benefits of tax rulings relating to prior periods, as additional information in seeking to assess and compare our tax rates without the benefit of those tax rulings.

Management believes that the above items, including information without the impact of these items, provide added information and added financial metrics for both management and investors to evaluate and to understand the Company's operational performance and effective tax rate, as applicable, and assist management and may assist investors in evaluating the Company's period to period financial results. A material limitation of these financial measures is that such measures do not reflect actual GAAP amounts; for example, restructuring charges and employee separation costs include actual cash outlays. In addition, the calculation of free cash flow does not reflect the residual cash flow available for discretionary expenditures since non-discretionary items such as debt repayments are not deducted in determining such measure and as such, should not be considered a substitute for cash provided by operating activities or other cash flow statement data prepared in accordance with GAAP.  The non-GAAP measures we use, as we define them, may differ from similarly named measures used by other companies.  Management compensates for such limitations by clarifying that these measures are only one operating metric used for analysis and planning purposes and by providing the corresponding GAAP financial measures and a reconciliation to the corresponding GAAP financials measures on IFF’s website at www.iff.com under the Investor Relations section.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of International Flavors & Fragrances Inc., dated May 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated:	May 10, 2011	/s/ Kevin C. Berryman
Name: Kevin C. Berryman

Title: Executive Vice President and Chief
Financial Officer

Exhibit Index

Number	Description
99.1	Press Release of International Flavors & Fragrances Inc. dated May 10, 2011